Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 365-4600 FAX (801) 365-4855 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports Third Quarter 2011 Results

~ Achieves $0.32 FFO Per Share ~

~ Same-Store NOI Increases 7.3% ~

~ Year-Over-Year Occupancy Increases 340 Basis Points ~

SALT LAKE CITY, UTAH, October 27, 2011 — Extra Space Storage Inc. (NYSE: EXR), a leading owner and operator of self-storage properties in the United States, announced operating results for the three and nine months ended September 30, 2011.

Highlights for the Three Months Ended September 30, 2011:

•                  Achieved funds from operations (“FFO”) of $0.32 per diluted share including lease up dilution of $0.02 per share, resulting in approximately 33% year-over-year growth.

•                  Increased same-store revenue and net operating income (“NOI”) by 4.9% and 7.3%, respectively, as compared to the same period in 2010.  Same-store revenue and NOI include tenant reinsurance income and expenses.

•                  Grew same-store occupancy by 340 basis points to 89.1% at September 30, 2011, compared to 85.7% as of September 30, 2010.

•                  Acquired three properties during the quarter and an additional 21 properties subsequent to the end of the quarter.

•                  Closed $50.0 million in secured financing with a fixed interest rate of 3.7% and renegotiated lower interest rates on three loans.  Subsequent to the end of the quarter the interest rates on four additional loans were reduced.

•                  Paid a quarterly dividend of $0.14 per share.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., commented:  “This quarter represents the highest FFO Extra Space Storage has ever achieved, excluding one-time events.  We posted strong revenue and NOI gains on top of significant positive results reported last year.  Solid rental volumes and lower vacates, coupled with an increase in street rates of over 3% year-over-year, resulted in strong core performance.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three and nine months ended September 30, 2011 and 2010.  The tables also provide a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2011		2010		2011		2010
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$15,261	$0.16	$7,667	$0.09	$34,171	$0.37	$17,415	$0.20
Adjustments:
Real estate depreciation	12,958	0.12	11,715	0.13	38,000	0.40	34,868	0.37
Amortization of intangibles	651	0.01	122	—	1,371	—	399	—
Joint venture real estate depreciation and amortization	1,979	0.02	2,172	0.02	6,111	0.06	6,181	0.07
Joint venture loss on sale of properties	512	0.01	65	—	182	—	65	—
Distributions paid on Preferred Operating Partnership units	(1,438)	(0.02)	(1,438)	(0.02)	(4,313)	(0.04)	(4,313)	(0.05)
Income allocated to Operating Partnership noncontrolling interests	2,092	0.02	1,827	0.02	5,846	0.06	5,217	0.06
Funds from operations	$32,015	$0.32	$22,130	$0.24	$81,368	$0.85	$59,832	$0.65

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	440	0.01	416	0.01	1,308	0.01	1,236	0.01
Unrecovered development and acquisition costs	346	—	211	—	2,165	0.02	423	0.01
Loss on sublease	—	—	2,000	0.02	—	—	2,000	0.02
Funds from operations - adjusted	$32,801	$0.33	$24,757	$0.27	$84,841	$0.88	$63,491	$0.69

Weighted average number of shares - diluted	98,867,803		92,189,852		95,866,290		91,969,869

FFO and FFO as adjusted include the dilutive impact from lease-up properties of $0.02 and $0.06 per diluted share, respectively, for the three and nine months ended September 30, 2011, compared to $0.03 and $0.08 for the same periods in 2010.

Operating Results and Same-Store Property Performance:

The following table outlines the Company’s same-store property performance for the three and nine months ended September 30, 2011 and 2010 (amounts shown in thousands, except property count data - unaudited):

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2011	2010	Change	2011	2010	Change
Same-store rental and tenant reinsurance revenues	$61,723	$58,864	4.9%	$179,605	$171,757	4.6%
Same-store operating and tenant reinsurance expenses	19,690	19,693	0.0%	59,506	59,504	0.0%
Same-store net operating income	$42,033	$39,171	7.3%	$120,099	$112,253	7.0%

Non same-store rental and tenant reinsurance revenues	$16,021	$7,264	120.6%	$38,549	$19,530	97.4%
Non same-store operating and tenant reinsurance expenses	$6,176	$3,377	82.9%	$15,413	$9,143	68.6%

Total rental and tenant reinsurance revenues	$77,744	$66,128	17.6%	$218,154	$191,287	14.0%
Total operating and tenant reinsurance expenses	$25,866	$23,070	12.1%	$74,919	$68,647	9.1%

Same-store square foot occupancy as of quarter end	89.1%	85.7%		89.1%	85.7%

Properties included in same-store	253	253		253	253

Occupancy increased while discounts declined and street rates to new tenants increased modestly.  Expenses were lower primarily due to lower utility costs and a decrease in expenses related to yellow page advertising.

The Company’s major markets with revenue growth above the portfolio average for the three months ended September 30, 2011 were Boston, Memphis, Philadelphia, San Francisco and Washington, D.C.  Markets performing below the Company’s portfolio average included Houston, Las Vegas and San Diego.

Acquisition and Third-Party Management Activity:

During the quarter, the Company purchased three properties for a total of approximately $15.5 million.  Two of the properties are located in Maryland and one is located in Texas.  Subsequent to the end of the quarter, the Company completed the acquisition of 21 properties located in California, Florida and New Jersey for a total of approximately $123.2 million.  The Company has three additional properties under contract for approximately $22.9 million.  The purchases of these properties are subject to due diligence and other customary closing conditions and are currently expected to close by the end of the year.  No assurance can be provided that any of these acquisitions will be completed on the terms described, or at all.

As of September 30, 2011, the Company managed a total of 178 properties for third-party owners.  The Company continues to be the largest self-storage management company in the United States.

Balance Sheet:

During the quarter, the Company executed a $50.0 million secured loan with BBVA Compass Bank with a swapped fixed rate of 3.7%.  The Company has five lines of credit with a total capacity of $315.0 million, of which $166.0 million was drawn at the end of the quarter.  Subsequent to the end of the quarter, total capacity on these lines increased to $340.0 million.  As of September 30, 2011, the Company had 63 unencumbered properties.

During the quarter the Company renegotiated three loans totaling $58.3 million, ultimately reducing interest rates by 2.7%.  Subsequent to the end of the quarter, the Company renegotiated an additional four loans totaling $77.3 million.  The average interest rate reduction on these eight loans is 2.2%.

As of September 30, 2011, the Company’s percentage of fixed-rate debt to total debt was 77.3%. The weighted average interest rate on the Company’s debt was 5.3% for fixed-rate debt and 2.8% for variable-rate debt.  The combined weighted average interest rate was 4.8% with a weighted average maturity of approximately six years.

Dividends:

The Company paid a third quarter dividend of $0.14 per share on the common stock of the Company on September 30, 2011 to stockholders of record at the close of business on September 15, 2011.

Outlook:

The Company currently estimates that FFO per diluted share for the year ending December 31, 2011 will be between $1.16 and $1.17.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•      Same-store property revenue growth, including tenant reinsurance, between 4.5% and 4.75%.

•      Same-store property expense increase, including tenant reinsurance, between 0.25% and 0.75%.

•      Same-store property NOI growth, including tenant reinsurance, between 6.5% and 7.0%.

•      Net tenant reinsurance income between $24.5 million and $25.0 million.

•                  General and administrative expenses between $48.0 million and $49.0 million, including non-cash compensation expense of approximately $5.0 million.

•                  Average monthly cash balance of approximately $25.0 million.

•                  Equity in earnings of real estate ventures of approximately $8.0 million.

•                  Acquisition activity of approximately $240.0 million.

•                  Interest expense between $66.5 million and $67.0 million.

•                  Weighted average LIBOR of 0.3%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 96.7 million.

•                  Dilution associated with the Company’s lease-up properties between $7.5 million and $8.0 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary between $0.0 and $0.5 million, inclusive of solar tax credits.

•                  Unrecovered development and acquisition costs of approximately $2.5 million.

•                  Non-cash interest charges associated with exchangeable senior notes of approximately $1.8 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial & Stock Info,” then on “Quarterly Earnings” on the left of the page.  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

Conference Call:

The Company will host a conference call at 12:00 p.m. Eastern Time on Friday, October 28, 2011 to discuss its financial results.    To participate in the conference call, please dial 800-265-0241 or 617-847-8704 for international participants, Conference ID:  59627583.  The conference call will also be available on the Company’s website at www.extraspace.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.

A replay of the call will also be available by telephone, from 3:00 p.m. Eastern Time on October 28, 2011, until midnight Eastern Time on November 28, 2011.  The replay dial-in numbers are 888-286-8010 or 617-801-6888 for international callers, Conference ID: 48178647.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•      changes in general economic conditions, the real estate industry and the markets in which we operate;

•                  the effect of competition from new and existing self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those properties, which could adversely affect our profitability;

•                  potential liability for uninsured losses and environmental contamination;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•                  increased interest rates and operating costs;

•                  reductions in asset valuations and related impairment charges;

•                  delays in the development and construction process, which could adversely affect our profitability;

•                  the failure to maintain our REIT status for federal income tax purposes;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its most recent Annual Report on Form 10-K as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs, unrecovered acquisition and development costs and non-cash interest charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1).  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs, the costs related to acquiring properties and non-cash charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1), stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO and may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.  FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the three and nine months ended September 30, 2011 consisted of 253 properties that were wholly-owned and operated and that were stabilized by the first day of each period.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT that owns and/or operates 854 self-storage properties in 34 states and Washington, D.C.  The Company’s properties comprise approximately 570,000 units and approximately 62 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage.  The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

###

For Information:

Clint Halverson

Extra Space Storage Inc.

(801) 365-4597

— Financial Tables Follow —

Extra Space Storage Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets:
Real estate assets:
Net operating real estate assets	$2,051,567	$1,935,319
Real estate under development	8,621	37,083
Net real estate assets	2,060,188	1,972,402

Investments in real estate ventures	134,219	140,560
Cash and cash equivalents	33,895	46,750
Restricted cash	30,352	30,498
Receivables from related parties and affiliated real estate joint ventures	61,184	10,061
Other assets, net	54,390	48,197
Total assets	$2,374,228	$2,248,468

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$869,866	$871,403
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	87,663	87,663
Discount on exchangeable senior notes	(897)	(2,205)
Lines of credit	166,000	170,467
Accounts payable and accrued expenses	39,891	34,210
Other liabilities	30,046	28,269
Total liabilities	1,312,159	1,309,397

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 94,357,528 and 87,587,322 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	943	876
Paid-in capital	1,281,378	1,148,820
Accumulated other comprehensive deficit	(7,819)	(5,787)
Accumulated deficit	(267,122)	(262,508)
Total Extra Space Storage Inc. stockholders’ equity	1,007,380	881,401
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,665	29,733
Noncontrolling interests in Operating Partnership	23,924	26,803
Other noncontrolling interests	1,100	1,134
Total noncontrolling interests and equity	1,062,069	939,071
Total liabilities, noncontrolling interests and equity	$2,374,228	$2,248,468

Consolidated Statement of Operations for the Three Months Ended September 30, 2011 and 2010 — Unaudited

(In thousands, except share and per share data)

	Three Months Ended September 30,
	2011	2010
Revenues:
Property rental	$69,475	$59,332
Management and franchise fees	6,353	5,851
Tenant reinsurance	8,269	6,796
Total revenues	84,097	71,979

Expenses:
Property operations	24,270	21,334
Tenant reinsurance	1,596	1,736
Unrecovered development and acquisition costs	346	211
Loss on sublease	—	2,000
General and administrative	12,306	10,618
Depreciation and amortization	14,364	12,519
Total expenses	52,882	48,418

Income from operations	31,215	23,561

Interest expense	(16,756)	(15,702)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(440)	(416)
Interest income	185	178
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	1,213
Income before equity in earnings of real estate ventures and income tax expense	15,417	8,834

Equity in earnings of real estate ventures	1,873	1,736
Income tax expense	62	(1,088)
Net income	17,352	9,482
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,598)	(1,524)
Net income allocated to Operating Partnership and other noncontrolling interests	(493)	(291)
Net income attributable to common stockholders	$15,261	$7,667

Net income per common share
Basic	$0.16	$0.09
Diluted	$0.16	$0.09

Weighted average number of shares
Basic	94,314,429	87,484,731
Diluted	98,867,803	92,189,852

Cash dividends paid per common share	$0.14	$0.10

Consolidated Statement of Operations for the Nine Months Ended September 30, 2011 and 2010 — Unaudited

(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2011	2010
Revenues:
Property rental	$195,265	$172,261
Management and franchise fees	18,464	17,056
Tenant reinsurance	22,889	19,026
Total revenues	236,618	208,343

Expenses:
Property operations	70,326	64,231
Tenant reinsurance	4,593	4,416
Unrecovered development and acquisition costs	2,165	423
Loss on sublease	—	2,000
General and administrative	36,396	32,903
Depreciation and amortization	42,041	37,140
Total expenses	155,521	141,113

Income from operations	81,097	67,230

Interest expense	(49,431)	(49,209)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(1,308)	(1,236)
Interest income	556	714
Interest income on note receivable from Preferred Operating Partnership unit holder	3,638	3,638
Income before equity in earnings of real estate ventures and income tax expense	34,552	21,137

Equity in earnings of real estate ventures	6,060	4,796
Income tax expense	(603)	(3,347)
Net income	40,009	22,586
Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,682)	(4,510)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,156)	(661)
Net income attributable to common stockholders	$34,171	$17,415

Net income per common share
Basic	$0.37	$0.20
Diluted	$0.37	$0.20

Weighted average number of shares
Basic	91,277,261	87,244,161
Diluted	95,866,290	91,969,869

Cash dividends paid per common share	$0.42	$0.30

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO Per Share— for the Year Ending December 31, 2011 — Unaudited

	For the Three Months Ending December 30, 2011		For the Year Ending December 31, 2011
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.14	$0.15	$0.50	$0.51
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.02	0.02	0.08	0.08
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.06)	(0.06)
Net income for diluted computations	0.15	0.16	0.52	0.53

Adjustments:
Real estate depreciation	0.13	0.13	0.53	0.53
Amortization of intangibles	0.01	0.01	0.02	0.02
Joint venture real estate depreciation and amortization	0.02	0.02	0.09	0.09
Diluted funds from operations per share	$0.31	$0.32	$1.16	$1.17